EXHIBIT 10-C

        GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENT

     THIS GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENT ("Agreement") is entered and effective the 15th day of March, 1996, for services to begin April 1, 1996, by and between INDIANA GAS COMPANY, INC. ("Buyer") and PROLIANCE ENERGY, LLC ("Seller") (collectively, the "Parties" or individually "Party"). Buyer and Seller agree as follows:


                            RECITALS

     1. Seller is a limited liability company created and existing under the laws of the State of Indiana, with its registered office at One North Capitol Avenue, Indianapolis, Indiana.
     2. Buyer is a corporation incorporated and existing under the laws of the State of Indiana with its principal place of business at 1630 North Meridian Street, Indianapolis, Indiana.
     3. This Agreement contains the mutual promises and covenants pursuant to which Buyer as a purchaser of natural gas and portfolio administration services, and Seller as a merchant of natural gas and portfolio administration services, shall perform the transactions described herein.
     4. Under this Agreement, Seller agrees to provide natural gas and portfolio administration services consistent with the terms and conditions contained herein.

                           DEFINITIONS

     The following terms shall have the following definitions for this Agreement and its Appendices:
     1.   The term "ANR" shall mean ANR Pipeline Company.
     2. The term "Balancing Quantities" shall mean the quantity of Gas which satisfies the difference between the Gas quantities scheduled for delivery to Buyer's Delivery Points and the actual physical flow of Gas taken by Buyer at the Delivery Points.
     3. The term "Btu" shall mean British thermal unit, as defined in Transporter's Tariff.
     4. The term "Contract Month" shall mean a calendar month during the effectiveness of this Agreement, as interpreted in light of Transporter's Tariff.
     5. The term "Contract Rates" shall be the demand rates as described in Appendix C.
     6. The term "Day" shall be defined as it is defined in "Transporter's Tariff," or as applied by "Transporter."
     7. The term "Delivery Points" shall mean the points of delivery of Gas from Seller to Buyer as specified in Appendix A.
     8.   The term "FERC" shall mean the Federal Energy
Regulatory Commission.
     9.   The term "Gas" shall mean natural gas.
     10. The term "Maximum Daily Quantities" or "MDQ" shall mean the maximum quantity of Gas which Seller shall be obligated to supply on a firm basis to Buyer's Delivery Points on a particular day.
     11. The term "Maximum Portfolio Entitlement" shall mean the maximum deliverability that Buyer is entitled to under the contracts identified on Appendix C.
     12. The term "Maximum Seasonal Quantities" or "MSQ" shall mean the maximum quantity of Gas which Seller shall be obligated to supply on a firm basis to Buyer's Delivery Points in a Summer or Winter.
     13. The terms "MMBtu," "Dekatherm" or "DTH" shall mean one million (1,000,000) Btus.
     14. The term "Nominated Daily Quantities" shall mean the quantity of Gas nominated on a particular day for delivery to Buyer's Delivery Points, including deliveries to storage for Buyer.
     15.  The term "PEPL" shall mean Panhandle Eastern Pipe
          Line Company.
     16. The term "Portfolio Contracts" shall mean all of the contracts that may be utilized to provide Gas to Buyer, except as provided in Section 1.2, and which are identified on Appendix C.
     17. The term "Summer" shall mean the summer season months of April through October, inclusive.
     18.  The term "TETCO" shall mean Texas Eastern
          Transmission Corporation.
     19.  The term "Texas Gas" shall mean Texas Gas
          Transmission Corporation.
     20. The term "Transportation Credit" shall mean the Gas cost credit specified in Appendix C.
     21. The term "Transporter" shall mean the transporting pipeline(s) interconnected with Buyer, including without limitation ANR, PEPL, TETCO or Texas Gas, as applicable to the transaction involved.
     22. The term "Transporter's Tariff" shall mean the tariff provisions of Transporter, as approved by the FERC, or any successor thereto, and Buyer's or Seller's contractual arrangements with Transporter, including changes to such tariff and arrangements made after this Agreement is effective.
     23. The term "Winter" shall mean the winter season months of November through March, inclusive.

                      ARTICLE 1 - GAS SALES

     1.1. Seller represents, agrees and warrants that Seller can and shall stand ready to provide on a firm basis for Buyer's purchase at Buyer's Delivery Points the daily and seasonal quantities of Gas set forth herein.
     1.2. During the term of this Agreement, unless Seller is unable to meet Buyer's Gas requirements, Buyer agrees that Seller shall be its sole supplier of Gas. However, Buyer shall have and maintain the right to produce, utilize, purchase or sell any and all:
          (a) Gas produced in Indiana which Buyer may be required to purchase under Ind. Code 8-1-2-87.6 or any successor provision thereto of the Indiana Code, or
     (b)  propane.
     1.3. The Maximum Daily Quantities which Seller shall be obligated to provide on a firm basis at Buyer's Delivery Points are specified in Appendix B.
     1.4. The Maximum Seasonal Quantities during Winter or Summer which Seller shall be obligated to provide on a firm basis at the Delivery Points are specified in Appendix B.
     1.5. Buyer shall assign or release, or cause to be assigned or released, to Seller, and Seller shall accept, subject to the terms and conditions of the applicable assignment, release or agency contract (as set forth below), all of the Portfolio Contracts. In the event a third party consent for the assignment or release of any Portfolio Contract cannot be obtained or an assignment or release would not be economically desirable or timely, Seller is hereby appointed as agent for all purposes to administer such contracts until such time as such an assignment or release is effected. Under this Agreement, Seller may fulfill its obligation to provide Gas to Buyer by using both the Portfolio Contracts and contracts entered into by and between Seller and third parties, including suppliers, pipelines and other service providers. Seller shall not be obligated to enter into commitments with suppliers, pipelines or other service providers which extend beyond the term or scope of this Agreement.
     1.6. If FERC should determine that Transporter's Tariff shall cease to apply, in whole or in part, to transactions hereunder, the Parties will promptly meet to determine and negotiate mutually acceptable replacement guidelines and standards. In that event, until an agreement is reached, the most recently effective Transporter's Tariff shall continue to apply for all purposes under this Agreement. Upon acceptance of the replacement guidelines and standards, Buyer and Seller agree to apply the replacement guidelines and standards retroactively to the cessation date of Transporter's Tariff. Any resolution shall be implemented within thirty (30) days of the acceptance of the replacement guidelines and standards.

                  ARTICLE 2 - GAS SALES CHARGES

     2.1. For all Maximum Portfolio Entitlements, Buyer shall pay Seller each Contract Month the then-applicable Contract Rates specified in Appendix C in order for Seller to stand ready to deliver Gas to Buyer's Delivery Points on a firm basis. Seller shall provide Buyer the Transportation Credit specified in Appendix C.
     2.2. Buyer shall pay Seller each Contract Month the applicable supplier reservation costs specified in Appendix D, as updated from time to time as provided in Article 6.
     2.3. For all commodity quantities, Buyer shall pay Seller each Contract Month an amount determined by multiplying the applicable Nominated Daily Quantities and Balancing Quantities for the Contract Month, by the applicable price per MMBtu as determined pursuant to the commodity pricing provisions of Appendix E. These pricing provisions shall reflect pricing methods for Gas supply, and all other variable costs incurred by Seller as provided in Appendix E. The other variable costs shall include all applicable costs, including without limitation, transportation commodity or usage charges, injection and withdrawal costs, volumetric surcharges, and fuel as reflected in each Transporter's Tariff and the applicable service agreements.
     2.4. Buyer will pay taxes, if any, which are imposed with respect to Gas delivered hereunder and which are not reflected in the pricing methods in Appendix E; provided, however, Buyer shall have no obligation to pay any sales or use taxes for which it delivers to Seller an appropriate exemption certificate.

                      ARTICLE 3 - BALANCING

     3.1. Seller shall provide Buyer with Balancing Quantities as part of its gas sales and portfolio administration services.
Balancing procedures shall be agreed to by the Parties.

          ARTICLE 4 - PORTFOLIO ADMINISTRATION SERVICES

     4.1. Buyer and Seller agree that during the term of this Agreement Seller shall provide all of Buyer's portfolio administration services.
     4.2. Seller's portfolio administration services shall include without limitation Gas acquisition, scheduling receipt and delivery quantities with Gas suppliers and pipeline transporters, scheduling pipeline storage inventory quantities, providing delivered Gas supplies, supply and portfolio planning, and periodic portfolio reporting. Buyer shall retain complete unilateral control of its physical Gas delivery, distribution, transportation and storage facilities.
     4.3. Seller shall provide Gas supply planning to Buyer as part of its portfolio administration services. Supply planning/gas control procedures shall be agreed to by the Parties to govern the preparation and implementation of the supply plans.
     4.4. Seller shall provide portfolio planning as part of its portfolio administration services. Seller and Buyer shall review periodically Buyer's supply requirements for potential changes. Any portfolio entitlement changes are subject to Buyer's prior approval. Seller shall represent Buyer in negotiations with suppliers and pipelines to effectuate the portfolio changes. Seller agrees that it will maintain for Buyer's benefit firm contracts for transportation and other delivery services (specifying Buyer's primary Delivery Points) and Gas supply that will fully meet the MDQ and MSQ of Buyer as set forth in the agreed upon supply plans.
     4.5. During the term of this Agreement, Seller shall review all FERC regulatory filings that could reasonably be expected to impact the Gas supply or portfolio administration services provided by Seller to Buyer. Seller shall inform Buyer on a timely basis of Seller's review and analysis. Buyer shall timely communicate its interests to Seller. Seller shall provide for representation to protect the Parties' interests in FERC proceedings and related appeals and notify Buyer promptly concerning any conflict of interest it may identify. In the event Seller's interests conflict with those of Buyer, Buyer and Seller shall be free to represent their interests directly. Seller shall provide Buyer with periodic written reports on the status of such proceedings in which Seller represents Buyer.
     4.6. During the term of this Agreement, Buyer agrees to pay Seller the portfolio administration service fee specified in Appendix F.

                        ARTICLE 5 - TERM

     5.1. The initial term of this Agreement shall be through October 31, 2000. If neither Party terminates this Agreement by written notice at least twenty-four (24) months prior to expiration of the initial term, the Agreement will remain in effect for an additional one (1) year after the original expiration date. Thereafter, the Agreement will continue year to year unless terminated by written notice given at least twenty-four (24) months prior to the expiration date of the then current Agreement.
     5.2. Notwithstanding the provisions of Section 5.1, this Agreement shall not remain in effect beyond, and shall terminate upon, the expiration of the wind-up period specified in Section
6.03 of Seller's Fundamental Operating Agreement. During the course of any such wind-up of Seller's affairs, the sole supplier requirements established in Sections 1.2 and 4.1 of this Agreement shall be waived with respect to any Gas or related services under any Portfolio Contracts assigned or transferred to Buyer or its designee, or released from any agency established under this Agreement, pursuant to Section 6.05 of the above-referenced Fundamental Operating Agreement. Any minimum purchase requirements imposed on Buyer under this Agreement shall be reduced accordingly. The portfolio administration service fee during the wind-up period shall be reduced to the extent reductions in actual portfolio administration costs occur.

                ARTICLE 6 - CHANGES TO APPENDICES

     6.1. The Parties agree to make changes to Appendix A as necessary to reflect changes in Buyer's Delivery Points.
     6.2 The Parties agree to make changes, after timely notice, to Appendix B as necessary to reflect changes in Buyer's MDQ and MSQ. Buyer agrees to pay any appropriate cost increases resulting from these changes.
     6.3. The Parties agree that Appendices C, D, E, F and I will be subject to change from time to time as provided in those Appendices.
     6.4. The Parties agree that changes in Appendix G can be made by either party at any time. Buyer or Seller may change the notice information in Appendix G by providing new designations to the other Party by registered or certified mail.
     6.5. The Parties agree that changes to Appendix H will occur only upon mutual written agreement.

                     ARTICLE 7 - OPERATIONS

     7.1. Buyer and Seller agree to accept for purposes of this Agreement the applicable quality, delivery pressure, measurement and other applicable rules, procedures, guidelines, tariff provisions, contractual arrangements and policies of suppliers or Transporter, as the same may change from time to time.

                    ARTICLE 8 - FORCE MAJEURE

     8.1. All obligations of the Parties to this Agreement shall be suspended while and only for so long as compliance is prevented by a cause beyond the control of the Party claiming force majeure, such as an Act of God, war, civil disturbance, operational or performance failure or declaration of force majeure by a supplier, leased storage field operator, transporter, or other service provider, operational flow order(s), federal or state or local law, or binding order of a court or governmental agency, provided the suspension shall be only to the extent performance was prevented by the event of force majeure and provided the Party claiming force majeure provides notice by telephone or by telecopy with reasonably full particulars to the other Party at or near the time the Party becomes aware of the force majeure, with written confirmation sent within seventy-two (72) hours. A Party claiming force majeure hereunder shall have the duty to make all reasonable efforts to remedy the force majeure condition as promptly as possible.
     8.2. Notice of force majeure must be provided to the representatives for Buyer or Seller designated in Appendix G.

                      ARTICLE 9 - PENALTIES

     9.1. Seller shall be liable for all imbalance or other penalties, cash-outs, or other costs imposed on Buyer or Seller by any third party, including without limitation Seller's upstream or other transporters and Transporters, to the extent that such penalties, cash-outs or other costs are caused by Seller's actions or inaction. Buyer shall be liable for all imbalance or other penalties, cash-outs, or other costs imposed on Buyer or Seller by any third parties, including without limitation Seller's upstream or other transporters and Transporters, to the extent that such penalties, cash-outs or other costs are caused by Buyer's actions or inaction.

                ARTICLE 10 - BILLING AND PAYMENT

     10.1. Following each Contract Month, Seller shall furnish, or have furnished, an itemized statement to Buyer stating the amounts due Seller pursuant to this Agreement (the "Statement"). Following the receipt of Seller's Statement, Buyer shall make payment by the due date. Invoice date, due date, and payment method shall be as specified in Appendix H.
     10.2. Interest shall accrue on all late payments commencing on the applicable due date at the then current prime rate of National City Bank, Indianapolis, Indiana, or its successor, or the maximum lawful rate, whichever is lower.

                      ARTICLE 11 - REMEDIES

     11.1. If Seller fails to deliver scheduled Gas and such failure to deliver is not excused under this Agreement, then Seller shall reimburse Buyer for the amount of increased cost to Buyer of acquiring replacement Gas. The amount owed by Seller to Buyer hereunder shall be calculated as the product of (a) the difference, if positive, between (i) the price paid for replacement Gas, including any additional transportation, fuel and other variable costs incurred to receive such replacement Gas, and (ii) the then applicable commodity charge, and (b) the difference between the scheduled Gas and the quantity of Gas actually delivered by Seller. Buyer and Seller agree to act in good faith with respect to purchases of such replacement Gas so as to minimize Seller's obligations to Buyer under this Section.
     11.2. If Buyer fails to receive scheduled Gas and such failure to receive is not excused under this Agreement, then Buyer shall reimburse Seller in an amount calculated as the product of (a) the difference, if positive, between (i) the then applicable commodity charge and (ii) the price received from a third party purchaser, including any additional transportation, fuel and other variable costs incurred to deliver Gas to a third party purchaser, and (b) the difference between the scheduled Gas and the quantity of Gas actually received by Buyer. Seller and Buyer agree to act in good faith with respect to sales of such Gas to a third party purchaser so as to minimize Buyer's obligations to Seller under this Section.
     11.3. The Parties agree that the actual losses incurred by a Party as a result of the other Party's failure to deliver or receive quantities of Gas would be uncertain and impossible to determine with precision. As a result, the remedies provided in
Article 11 for the failure to deliver or receive certain quantities of Gas, respectively, shall be the failing Party's entire and sole liability to the non-failing Party, and the right to recover such remedies shall be the non-failing Party's sole and exclusive remedy for the failing Party's failure or breach of its obligation to deliver or receive the scheduled Gas under this Agreement. The remedies provided pursuant to this Article are in lieu of and exclude any and all other liabilities of the failing Party as may be provided by contract, equity, or law for any such failures or breaches, including, without limitation, the obligation of either Party to deliver or receive quantities hereunder in relation to the sale or purchase of Gas to or from other parties.

                   ARTICLE 12 - CORRESPONDENCE

     12.1. Except as provided in Section 8.2, any notice, statement or bill shall be in writing and shall be duly delivered when (a) mailed, postage prepaid, by registered, certified, or first-class mail, or (b) sent by prepaid overnight delivery to the applicable address, or (c) sent by hand delivery, or (d) sent by telecopy directed to the appropriate person and telecopy number with hard copy also delivered as in (a), (b) or (c) above. Addresses, telephone numbers, and telecopy numbers are specified in Appendix G.

        ARTICLE 13 - RENEGOTIATION TO PRESERVE AGREEMENT

     13.1. If any provision of this Agreement is declared or rendered unlawful by a court of law or regulatory authority with jurisdiction over either of the parties or deemed unlawful because of a statutory or other change in the law, or if either Party suffers a substantial economic detriment due either to a determination relating to this Agreement by such an authority, or as a result of fundamental changes in the marketplace or other substantial changes in existing circumstances, the Parties will promptly meet to determine and negotiate a mutually acceptable agreement on such replacement provisions necessary to maintain the benefits and obligations that arise under this Agreement.

                   ARTICLE 14 - MISCELLANEOUS

     14.1. This Agreement is subject to all applicable laws, orders, rules, and regulations of any state or federal governmental body or official having jurisdiction and both Seller and Buyer agree that the transactions agreed to hereunder shall be conditioned upon compliance with all such laws, orders, rules and regulations.
     14.2. Seller and Buyer expressly agree that laws of the State of Indiana shall govern the validity, construction, interpretation and effect of this Agreement.
     14.3. Either Party may pledge, mortgage or assign its rights hereunder as security for indebtedness. This Agreement is otherwise non-assignable except with the prior written consent of Buyer and Seller.
     14.4. This Agreement is conditioned on the continued solvency of Buyer and Seller. If one Party becomes insolvent or seeks bankruptcy relief, the other party may prospectively terminate this Agreement on prior written notice without further obligation other than to pay for services or Gas previously provided. In the event of such termination, in order to ensure the continued reliable provision of gas supply service to Buyer's customers, the wind-up provisions of Section 6.05 of the Fundamental Operating Agreement shall apply.
     14.5. Notwithstanding any other provisions herein, the Parties hereto waive any and all rights, claims, or causes of action arising under this Agreement for incidental, consequential or punitive damages.
     14.6. Neither Buyer nor Seller intends for the provisions of this Agreement to benefit any third party. No third party shall have any right to enforce the terms of this Agreement against Buyer or Seller.
     14.7. The Parties acknowledge that their respective business records and information are confidential in nature and may contain proprietary and trade secret information. Notwithstanding the foregoing, Seller agrees to provide Buyer access to those records required to verify Seller's Statements to Buyer. Confidential records and information in the possession of either Party shall not be divulged to third parties without prior consent of the other Party.
     14.8. In interpretation and construction of this Agreement, no presumption shall be made against any Party on grounds such Party drafted the Agreement or any provision thereof.
     14.9. No waiver by either Party of one or more defaults or breaches by the other in performance of any of the terms or provisions of this Agreement shall operate or be construed as a waiver of any future default or breach, whether of a like or of a different character.
     14.10. The terms and conditions contained in this Agreement and its Appendices herein constitute the full and complete agreement between the Parties and any change to be made must be submitted in writing and executed by both Parties.
     14.11. Each Party represents that it has all necessary power and authority to enter into and perform its obligations under this Agreement and that this Agreement constitutes a legal, valid and binding obligation of that Party enforceable against it in accordance with its terms, except as such enforceability may be affected by any bankruptcy law or the application of principles of equity.
     14.12. Seller agrees that there shall be no pattern of adverse distinction and no pattern of undue discrimination in carrying out its obligations under this Agreement relating to Buyer as compared to other parties to whom Seller furnishes Gas supply and portfolio administration services.
     14.13. In the event any of the terms, covenants or conditions of this Agreement, or any amendment hereto, or the application of any such terms, covenants or conditions shall be held invalid as to any Party or circumstance by any court having jurisdiction, all other terms, covenants, or conditions of this Agreement, or any amendment hereto, and their application, shall not be affected thereby and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals.

                         "SELLER"
                         PROLIANCE ENERGY, LLC


                         By:  /s/Carl L. Chapman
                              Carl L. Chapman
                              President



                         "BUYER"
                         INDIANA GAS COMPANY, INC.


                         By:  /s/Jerrold L. Ulrey
                              Jerrold L. Ulrey
                              Vice President
                      INDEX TO APPENDICES


     APPENDIX A - Buyer's Delivery Points

     APPENDIX B - Buyer's Maximum Quantities

     APPENDIX C - Portfolio Information

     APPENDIX D - Supplier Reservation Costs

     APPENDIX E - Commodity Purchases

     APPENDIX F - Portfolio Administration Service Fee

     APPENDIX G - Notices

     APPENDIX H - Invoice/Payment Data


Gas Sales And Portfolio Administration Agreement


                      APPENDICES INDEX

Appendix            Title
A         Buyer's Primary Delivery Points
B         Buyer's Maximum Quantities
C         Portfolio Information
D         Supplier Reservation Costs
E         Commodity Purchases
F         Portfolio Administration Service Fees
G         Notices
H         Invoice/Payment Data
I         Diversion of Entitlements

        APPENDIX A - Buyer's Primary Delivery Points
                      North/East System

Delivery Point                     Delivery Point
2509      Dana                010530070 Dunkirk
2510      Danville            032150100 Muncie
2515      Elwood              037045550 ANR Storage
Facilities
2516      Fairmount           ANRX22    Storage Injection
Points
2530      Noblesville         PEPL      IND GAS-INJ
2531      North Salem         CGCU      Points of Interconnection
2535      Richmond                        with Citizens Gas &
2538      Tipton                          Coke Utility
2576      Huntington
2597      Crawfordsville
2605      Upland
2684      Unionport
2751      Montpelier
2754      Sheridan
2757      Bloomingdale
2772      Newport
2780      Lebanon
2795      Anderson
2796      Zionsville
2812      Carpentersville
2822      Fowlerton
2823      Richmond
5233      Anderson 121N Rural
5530      Cent. Ind. Rurals
5531      West of Zionsville
5532      North of Zionsville
5534      East of King
5864      King
010530010 East Hancock School
010530030 Hope

        APPENDIX A - Buyer's Primary Delivery Points
                 Central/Terre Haute System
Delivery Point
14411          Bedford
14412          Bedford
14431          Columbus
14432          Columbus
14433          Columbus
14461          Bargersville
14463          Bargersville
14481          Mitchell
14482          Mitchell
14491          Needmore
14492          Needmore
14493          Needmore
14501          Seymour
14511          Waynesville
14512          Waynesville
14521          Rural (Mitchell)
14522          Rural (Martinsville)
14523          Rural (Terre Haute)
14531          Crane
14533          Crane
18421          Sand Cut
18422          Sand Cut
18423          Sand Cut
18424          Sand Cut

        APPENDIX A - Buyer's Primary Delivery Points
           Central/Terre Haute System (Continued)
Delivery Point
18451          Clinton
18452          Clinton
18461          Hercules Clinton
18462          Hercules Clinton
18491          Terre Haute-2
18492          Terre Haute-2
18501          Terre Haute-3
18502          Terre Haute-3
18511          Terre Haute-4
18521          Stuckey Rd.
18522          Stuckey Rd.
18523          Stuckey Rd.
18531          Rural Ind.
18541          Terre Haute-6
18542          Terre Haute-6
18571          Magaret (Terre Haute)
18573          Magaret (Terre Haute)
037047100 West Shelbyville
CGCU      Points of Interconnection with Citizens Gas & Coke Utility

        APPENDIX A - Buyer's Primary Delivery Points
                        South System
Delivery Point
17031          Locust, KY
17032          Locust, KY
17251          Crestwood, KY
17252          Crestwood, KY


                      Greensburg System
Delivery Point
70017          Greensburg
70940          Westport
TETCO          TETCO Storage Facilities

Amendment
     Seller and Buyer agree that this Appendix A may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix A.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By:  /s/Jerrold L. Ulrey
    Carl L. Chapman                 Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates


           APPENDIX B - Buyer's Maximum Quantities

Maximum Daily Quantities (in Dth)

                      Central/
Month     North/East Terre Haute    South    Greensburg
April     257,000    125,000      31,500     3,420
May       206,000     94,900      20,100     2,610
June     152,000      70,800      15,400     2,630
July      94,100      38,900       5,530     1,550
August   119,000      52,800       9,890     2,020
September183,000      88,200      20,900     3,220
October  251,000     112,000      37,600     5,060
November 366,000     180,000      46,700     5,590
December 482,000     217,000      66,700     7,330
January  505,000     220,000      72,400     7,330
February 469,000     220,000      63,900     7,300
March    395,000     186,000      50,800     5,860


Maximum Seasonal Quantities (in Dth)

                               Central/
Month            North/East  Terre Haute    South   Greensburg
Summer 1996      11,202,130   5,850,260   1,676,840  267,145
Winter 1996-97   38,579,050  21,473,920   5,513,670  697,710

           APPENDIX B - Buyer's Maximum Quantities

Amendment
     Seller and Buyer agree that this Appendix B may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix B.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
    Carl L. Chapman                Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates

             Appendix C - Portfolio Information

I.   Contracts and Contract Rates
     The applicable demand costs shall be determined based upon the rates and charges specified in each Transporter's Tariff, including any applicable direct bills, surcharges, or as other costs specified by the sheets identified below, or other applicable sheets, as all of those sheets may be in effect from time to time, and costs arising under applicable agreements, including the agreements identified below, as well as this Agreement. While Seller and Buyer agree that the identified tariff sheets and agreements are intended to be a complete listing of the applicable tariff sheets and applicable agreements, they further agree that the omission of the reference of one or more sheets or agreements from that list will not affect Buyer's obligation to Seller for rates, charges and costs incurred thereunder. Seller shall provide to Buyer all Transporter refunds which are received by Seller relative to Contracts or Contract Rates referenced below or relative to any agreements referencing the contracts below.

Contract No.        Contract Rate
11713               Sheet No. 11
11714               Sheet No. 5
11715               Sheet No. 5
11716               Sheet No. 5
11718               Sheet No. 5
11719               Tariff Letter
11720               Tariff Letter
11721               Sheet No. 5
12044               Sheet No. 11
12045               Sheet No. 5
X-22                Sheet No. 16
                    Sheet No. 14
                    Sheet No. 15
19100               Sheet No. 7
                    Sheet No. 17
                    Sheet No. 17A
                    Sheet No. 18

             Appendix C - Portfolio Information

Contract No.        Contract Rate
20250               Sheet No. 7
                    Sheet No. 17
                    Sheet No. 17A
                    Sheet No. 18
20300               Sheet No. 7
                    Sheet No. 17
                    Sheet No. 17A
                    Sheet No. 18
32300               Sheet No. 10
33050               Sheet No. 10
70300               Sheet No. 68G
N0325               Sheet No. 10
                    Sheet No. 10
T3780               Sheet No. 11
                    Sheet No. 11
N0420               Sheet No. 10
                    Sheet No. 10
T3739               Sheet No. 11
                    Sheet No. 11
800171              Sheet No. 35
400109              Sheet No. 43
WSS                 Appendix I
PSS                 Appendix I

             Appendix C - Portfolio Information
II.  Transportation Credit
  1. Seller shall provide to Buyer, as a credit against the Contract Rates, a Transportation Credit ("TC") for the sale from the Buyer to Seller of projected available annual portfolio entitlements.
  2. The Transportation Credit shall be calculated from time to time to reflect changes in projected available annual entitlements, based on the following formula:

  TC = Base TC x Projected Available Annual Entitlements
                   Base Available Annual Entitlements

  Where:  a.   Base TC = $1,864,000
          b.   Base Available Annual Entitlements = 35,913,000 Dth
          c.   Projected Available Annual Entitlements =
            Total Entitlements - Normal Demand
            (i)     Total Entitlements are the sum of the
                    quantities of longhaul pipeline
                    transportation entitlements reserved by
                    Buyer.
            (ii)    Normal Demand is the projected normal
                    weather quantity of Buyer's firm longhaul pipeline deliveries for firm customers.

  3. The TC shall be divided among months based upon the projected available monthly entitlements.

Amendment
     Seller and Buyer agree that this Appendix C may be amended from time to time by mutual agreement of the Parties, which ultimately will be memorialized in a revised
Appendix C.


PROLIANCE ENERGY LLC               INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
  Carl L. Chapman                 Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates

           APPENDIX D - Supplier Reservation Costs

                 Supplier Reservation Costs
              April 1, 1996 to October 31, 1996

I.   Reserved Commodity Quantities
  a.  Monthly Baseload Reserved Quantity (dth)
                           System

                         Central/
Month       North/East     Terre    Greensburg     South
                           Haute
April        110,424      39,136          2,927       9,914
May           86,222      25,047          2,764       3,914
June          73,595      25,047          2,493       2,087
July          68,830      22,556          1,680       2,087
August        70,438      25,047          2,190       2,087
September     72,542      25,047          2,493       2,087
October       88,326      35,483          1,689       2,087

           APPENDIX D - Supplier Reservation Costs
  b.  Daily Swing Reserved Quantity (dth)
                           System

                         Central/
Month       North/East     Terre    Greensburg     South
                           Haute
April        124,774       8,179          1,061      12,071
May          145,894      10,787             65      17,063
June          87,216           0            358      13,985
July               0           0              0       3,684
August        36,708           0              0       8,234
September    116,746      22,268            997      19,724
October      136,038      11,832          1,222      16,415

II.  Applicable Reservation Rates (dth/day)

System                 Winter Months       April, 1996**
                    Monthly  Daily      Monthly   Daily
                    Index    Index      Index     Index
                    Reserved Reserved   Reserved  Reserved
                    Quantity Quantity   Quantity  Quantity
North/East                 *       *      $0.023  $0.0315
Central/Terre Haute        *       *    $0.01636  $0.00606
Greensburg                 *       *      $0.025    $0.045
South                      *       *    $0.01636  $0.00606

 *To be determined.
**October prices are to be determined, other Summer 1996 months are $0.00.

           APPENDIX D - Supplier Reservation Costs

Assignment/Agency Administration of Supply Agreements
     Buyer and Seller agree that quantities reserved under supply reservation contracts entered into by Buyer prior to April 1, 1996, and for which Seller has accepted assignment or agency administration duties, shall be included in the Reserved Commodity Quantities with Applicable Reservation
Rates as set forth in the original supply reservation contracts.
Amendment
     Seller and Buyer agree that this Appendix D may be amended from time to time by mutual agreement of the Parties, which ultimately will be memorialized in a revised
Appendix D.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
  Carl L. Chapman                 Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates


               Appendix E- Commodity Purchases

     This Appendix E addresses the gas supply and other variable costs applicable to Nominated Daily Quantities and Balancing Quantities as identified below.
For Monthly Baseload Purchases:
     Buyer shall pay to Seller each Contract Month an amount determined by multiplying the monthly baseload quantities of Gas scheduled for Buyer's purchase under this Agreement during the Contract Month, by a price per MMBtu determined using the first monthly index from Inside FERC's GAS MARKET REPORT, in the table "PRICES OF SPOT GAS DELIVERED TO INTERSTATE PIPELINES" for the applicable zone, specified below, for the applicable month, plus all other applicable variable costs as identified below shall apply.
For Daily Swing Purchases:
     Buyer shall pay to Seller each Contract Month an amount determined by summing all applicable "Daily Amounts" for the Contract Month. A "Daily Amount" shall be calculated for each day during the Contract Month for which daily swing quantities of Gas have been confirmed for purchase. The "Daily Amounts" shall be determined by multiplying (a) the confirmed swing quantities of gas scheduled for the particular day of the Contract Month, by (b) a price per MMBtu determined using the arithmetic average of the high and low prices in the price range reported in Gas Daily, in the table "DAILY PRICE SURVEY", for the applicable zone, specified below, for the applicable day. As to any day for which Gas Daily for any reason (e.g. holidays and weekends) does not publish the above referenced prices, the applicable prices shall be that utilized for the last prior day such is published. In addition all other applicable variable costs as identified below shall apply.
For Other Purchases:
     For any purchases not covered by a specified pricing method, pricing shall be as negotiated and mutually agreed to in writing by the Parties.
For Summer Storage Refill:
     For summer refill of leased storage, Buyer shall pay to Seller an amount based on averaging the seven summer monthly indices for the applicable supply area, and based upon presuming storage refill quantities to be equally split between the summer months. For summer refill of company storage, the parties will agree on the extent to which an index average method will be used, after consideration of the operational scheduling needs of company storage. In addition, all other applicable variable costs as identified below shall apply.

               Appendix E- Commodity Purchases

For Storage Withdrawals:
     For quantities of storage withdrawals for which Buyer has previously paid for commodity, applicable storage withdrawal variable costs as identified below shall apply.

For Applicable Indices:

System                   Applicable Monthly Indices
North/East               PEPL - Texas, Oklahoma
                         ANR - Louisiana
Central/Terre Haute      Texas Gas - Zone 1
                         Texas Gas - Zone SL
South                    Texas Gas - Zone 1
                         Texas Gas - Zone SL
Greensburg               TETCO - East Louisiana
                         TETCO - West Louisiana
                         TETCO - East Texas
                         TETCO - South Texas
North/East               PEPL - Oklahoma
                         ANR - Louisiana-Onshore South
Central/Terre Haute      Texas Gas SL
South                    Texas Gas SL
Greensburg               TETCO (ELA) - Louisiana-Onshore
South
                         TETCO (WLA) - Louisiana-Onshore South
                         TETCO (ETX) - East Texas - North La.
Area
                         TETCO (STX) - South - Corpus Christi

               APPENDIX E- Commodity Purchases
                         (Continued)

System         Applicable Monthly Indices
North          PEPL - Texas, Oklahoma (mainline)
South          Texas Gas - Zone 1
               Texas Gas - Zone 2

               Natural Gas Intelligence Gas Price Index
               Texas Panhandle/Anadarko Basin/Oklahoma

System                Applicable Daily Indices
North/East            PEPL - Oklahoma
                      ANR - Louisiana - Onshore South
Central/Terre Haute   Texas Gas SL - Louisiana - Onshore South
                      Texas Gas (entire Z1) - East Texas - North La. Area
South                 Texas Gas SL - Louisiana - Onshore South
                      Texas Gas (entire Z1) - East Texas - North
La. Area
Greensburg/Westport   TETCO (ELA) - Louisiana - Onshore South
                      TETCO (WLA) - Louisiana - Onshore South
                      TETCO (ETX) - East Texas - North La. Area
                      TETCO (STX) - South - Corpus Christi
                      Trunkline - East - Houston - Katy
                      Trunkline - South - Corpus Christi
                      Trunkline - Louisiana - Onshore South

   APPENDIX E- Commodity Purchases - Other Variable Costs

     The other variable costs applicable to Nominated Daily Quantities and Balancing Quantities shall be determined based upon the rates and charges applicable under each transporter's tariff, including the sheets identified below, as well as other applicable sheets, as all of those sheets may be in effect from time to time, and costs arising under applicable agreements, including the agreements identified below, as well as this Agreement.
North/East

PEPL
Contract No.        Contract Rate
11713               Sheet No. 11
11714               Sheet No. 5
11715               Sheet No. 5
11716               Sheet No. 5
11717               Sheet No. 5
11719               Tariff Letter
11720               Tariff Letter
11721               Sheet No. 5
12044               Sheet No. 11
12045               Sheet No. 5

  APPENDIX E -  Commodity Purchases - Other Variable Costs

North/East
ANR
Contract No.   Contract Rate
X-22           Sheet No. 16
               Sheet No. 14
               Sheet No. 15
               Sheet No. 19
19100          Sheet No. 7
               Sheet No. 17
               Sheet No. 17A
               Sheet No. 19
20250          Sheet No. 7
               Sheet No. 17
               Sheet No. 17A
               Sheet No. 19
20300          Sheet No. 7
               Sheet No. 17
               Sheet No. 17A
               Sheet No. 19
32300          Sheet No. 10
               Sheet No. 19
33050          Sheet No. 10
               Sheet No. 19
70300               Sheet No. 68G

   APPENDIX E - Commodity Purchases - Other Variable Costs

Central/Terre Haute System
Texas Gas G-3
Contract No.        Contract Rate

N0325          Sheet No. 10
               Sheet No. 10
               Sheet No. 14
T3780          Sheet No. 11
               Sheet No. 11
               Sheet No. 14
South System
Texas Gas G-4
Contract No.        Contract Rate
N0420          Sheet No. 10
               Sheet No. 10
T3739          Sheet No. 11
               Sheet No. 11


   APPENDIX E - Commodity Purchases - Other Variable Costs

Greensburg System
Texas Eastern
Contract No.             Contract Rate
800171              Sheet No. 36
                    Sheet No. 126
                    Sheet No. 127
                    Sheet No. 128
                    Sheet No. 129
400109              Sheet No. 43
                    Sheet No. 126
                    Sheet No. 127
                    Sheet No. 128
                    Sheet No. 129

     While Seller and Buyer agree that the identified tariff sheets and agreements are intended to be a complete listing of the applicable tariff sheets and applicable agreements, they further agree that the omission of the reference of one or more sheets or agreements from that list will not affect Buyer's obligation to Seller for rates, charges and costs incurred thereunder.

Amendment
     Seller and Buyer agree that this Appendix E may be amended from time to time by mutual agreement of the Parties, which ultimately will be memorialized in a revised
Appendix E.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
  Carl L. Chapman                 Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates

     APPENDIX F - Portfolio Administration Service Fees

Portfolio Administration Service Fee
     In each month of year one of the initial term of this Agreement, Buyer shall pay to Seller a fee equal to one-twelfth of Buyer's annual costs, to otherwise perform the gas supply function (the "Base Year Amount"). The Base Year Amount shall be $1,354,739. For purposes of this Appendix F, year one shall be the twelve month period beginning April 1, 1996. In year two, the Base Year Amount shall be adjusted to reflect the annual effect of the application of the Consumer Price Index for the preceding year, minus a productivity factor of one percent, provided that, in no event shall the adjustment be a negative number. The Base Year Amount shall be similarly adjusted each year during the initial term of the Agreement, each annual adjustment being cumulative of all prior adjustments.
     The Parties agree that in the event there occurs a material change in the circumstances which resulted in the execution of this Agreement, e.g., fundamental change in the natural gas market place or a significant change in the nature or extent of the services to be provided or received hereunder, and which materially impacts the portfolio administration service costs, the Parties will negotiate in good faith to account for that material change in the circumstances and to adjust the portfolio administration service fee accordingly.

Amendment
     Seller and Buyer agree that this Appendix F may be amended from time to time by mutual agreement of the Parties, which ultimately will be memorialized in a revised
Appendix F.


PROLIANCE ENERGY LLC               INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
    Carl L. Chapman                Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates

                     APPENDIX G- Notices

Invoice Information:
Buyer:                        Seller:
Indiana Gas Company, Inc.     J. Groth
Corporate Accounting          Proliance Energy, LLC
Attn.:  Judy Shular           1630 North Meridian Street
1630 North Meridian Street    Indianapolis, IN 46202
Indianapolis, IN 46202        (317) 321-0353
(317) 321-0461

Payments:
Buyer:                        Seller:
National City Bank            Bank One
For the Account of:           For the Account of:
  Indiana Gas Company, Inc.     Proliance Energy, LLC
Supply Plans/Operational/Force Majeure:
Buyer:                             Seller:
Supply Plans                       Supply Plans
Chris Kershner                     Brian Azman
(317) 321-0583                     (317) 321-0422

Operational                        Operational
Randy Gary                         Curt Hribernik
(317) 321-0507                     (317) 321-0610
Force Majeure                      Force Majeure
Randy Gary (317) 321-0507          Brian Azman - (317) 321-0422
Frank Lindsey (317) 321-0334       Curt Hribernik - (317) 321-0610
Gas Controller on Duty (317) 321-0535   John Talley - (317) 321-0479
Indiana Gas Company, Inc.          Proliance Energy, LLC
1630 North Meridian Street         1630 North Meridian Street
Indianapolis, IN 46202             Indianapolis, IN 46202
(317) 321-0787 (Telecopy)          (317) 921-2760 (Telecopy)
All Other Notices:
Buyer:                             Seller:
Gas Control Department        Proliance Energy , LLC
Attn.:  Randy Gary            Attn:  John R. Talley
1630 North Meridian Street    1630 North Meridian Street
Indianapolis, IN 46202        Indianapolis, IN 46202

                     APPENDIX G- Notices
                         (Continued)
Amendment
     Seller and Buyer agree that this Appendix G may be amended from time to time as provided in this Agreement, which amendment ultimately will be memorialized in a revised
Appendix G.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
   Carl L. Chapman                 Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates

              APPENDIX H - Invoice/Payment Data

Invoice Date -      On or before the tenth (10th) day after the Contract Month.

Due Date -          Ten (10) days after receipt of invoice.

Payment Method -    By wire transfer to account specified on invoice.

Amendment
     Seller and Buyer agree that this Appendix H may be amended from time to time by mutual agreement of the Parties, which amendment ultimately will be memorialized in a revised Appendix H.


PROLIANCE ENERGY, LLC              INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
    Carl L. Chapman                Jerrold L. Ulrey
Its:  President                Its:  Vice President-Gas Supply & Rates


            APPENDIX I- Diversion of Entitlements

I. Diversion of Delivered Gas Sales Entitlements From Buyer Seller shall have the right to schedule entitlements of Buyer to Citizens Gas & Coke Utility, provided that:
      A. Seller shall reimburse Buyer for applicable variable costs Buyer incurs in replacing diverted supply with its own on system gas sources.
      B. If such diversion causes Buyer to incur gas costs related to on system gas sources, Seller shall reimburse Buyer or otherwise assure Buyer suffers no economic detriment from such incurrence of gas costs.
      C. The "Shoulder Month Season" shall be the consecutive months of October, November, December, January, February, March and April during the term of this Agreement. Unless otherwise agreed, the maximum diversion quantity shall not exceed 70,000 Dth on any day, nor 1,500,000 Dth for any Shoulder Month Season.
      D. Seller shall administer Buyer's gas supply portfolio such that any diversion will not endanger Buyer's ability to meet system demands.

II.  Diversion of Entitlements to Buyer
Buyer shall have the right to entitlements from Seller, as
follows:
   A.  Delivered Peaking Sales Service ("PSS")
     1.  Seller shall provide Buyer PSS with the following
entitlements:
Contract Month       Maximum Daily PSS   Maximum Annual PSS
December              50,000 Dth/day     500,000 Dth during any
January               50,000 Dth/day     December, January,
February              50,000 Dth/day       February period

       2. Buyer shall pay Seller a demand cost of $2.88 per Dth multiplied by the Maximum Annual PSS and a variable cost of $0.60 for each Dth of PSS nominated for Buyer. Demand costs shall be divided equally among December, January and February invoices.
       Variable costs shall be invoiced for the month nominated.
       3.   For PSS nominated for Buyer, Buyer shall pay
       Seller the Gas Daily index average for Texas Gas
       Zone SL for the applicable day.

            APPENDIX I- Diversion of Entitlements

   B.  Delivered Winter Sales Services ("WSS")
       1.   Seller shall provide Buyer with WSS with the
       following entitlements:
Contract Month       Maximum Daily WSS   Maximum Annual WSS
November              75,000 Dth/day        2,250,000 Dth during
December              75,000 Dth/day          any winter period.
January               75,000 Dth/day
February              75,000 Dth/day
March                 75,000 Dth/day
       2.   Buyer shall pay Seller as follows:
            a.   For WSS Commodity:
                 The applicable PEPL Gas Daily index average commodity price under this Agreement
            b.   For WSS Variable Costs:
                 $0.30 per Dth utilized.
            c.   For WSS Demand Costs:
                 $3.45 per Dth per year for each Dth of Maximum
                 Annual WSS, billed in equal monthly amounts commencing for April, 1996, and ending for March, 2000.

Amendment
     Seller and Buyer agree that this Appendix I may be amended from time to time by mutual agreement of the Parties, which amendment ultimately will be memorialized in a revised Appendix I.

PROLIANCE ENERGY, LLC.         INDIANA GAS COMPANY, INC.

By: /s/Carl L. Chapman         By: /s/Jerrold L. Ulrey
    Carl L. Chapman                Jerrold L. Ulrey
Its:  President                Its:  Vice President